Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                              ---------------------


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                               MOTIENT CORPORATION
               (Exact name of issuer as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)
                                   93-0976127
                                (I.R.S. Employer
                               Identification No.)


                            10802 Parkridge Boulevard
                           Reston, Virginia 20191-5416
                                  703-758-6000
                     (Address of Principal Executive Offices
                    including Zip Code, and telephone number,
        including Area Code of registrant's principal executive offices)

                      Motient Corporation Stock Award Plan
                Motient Corporation Employee Stock Purchase Plan
                            (Full title of the Plans)

                              Randy S. Segal, Esq.
              General Counsel, Senior Vice President and Secretary
                               Motient Corporation
                            10802 Parkridge Boulevard
                           Reston, Virginia 20191-5416
                                  703-758-6000

                     (Name, address, including Zip Code, and
               telephone number, including Area Code, of agent for
                                    service)



                  Approximate date of commencement of proposed
                    sale of the securities: From time to time
                        after the effective date of this
                             Registration Statement.

                         CALCULATION OF REGISTRATION FEE

                                       Amount         Proposed Maximum       Proposed Maximum      Amount of
       Title of securities             to be          Offering Price       Aggregate Offering    Registration
         to be registered           Registered (1)      per Share (2)            Price (2)            Fee

          Common Stock                3,100,000          $12.6875            $39,331,250          $10,934.09
          par value $.01
          per share
================================  =================  ==================   ====================  ==============

(1) Represents the maximum number of additional shares which may be distributed pursuant to this Registration Statement, absent operation of recapitalization provisions of the Plans. Such additional undeterminable number of shares as may be required by reason of such recapitalization provisions is hereby also registered.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I have been and/or will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This registration statement registers additional shares of Common Stock of Motient Corporation (the "Company") for which registration statements on Form S-8 relating to the Company's Stock Award Plan and Employee Stock Purchase Plan are effective. This registration statement hereby incorporates by reference the contents of such earlier registration statements on Form S-8 (File Nos. 33-72852, 33- 34250, 333-30099 and 333-53253). Item 3. Incorporation of
Documents by Reference.

         The Company hereby incorporates by reference into this registration statement the following documents filed by it with the Commission:

         (a)        The Company's Registration Statements on Form S-8 (File Nos.
                    33-72852, 33-34250, 333- 30099 and 333-53253);

         (b) The Company's annual report on Form 10-K for the year ended December 31, 1999;

         (c) The Company's quarterly report on Form 10-Q for the quarter ended March 31, 2000;

         (d) The Company's current report on Form 8-K dated April 24, 2000 and filed with the Commission on April 24, 2000;

         (e) The Company's current report on Form 8-K dated June 29, 2000 and filed with the Commission on June 29, 2000; and

         (f) The description of the Company's common stock, par value $.01 per share ("Common Stock"), contained in the Company's registration statement on Form 8-A, dated December 9, 1993 and on Form 8-A/A, dated December 13, 1993.

         In addition, all documents and reports filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Item 4. Description of Securities. A description of the Company's Common Stock is incorporated by reference under Item 3. Item 5. Interests of Named Experts and Counsel. The legal opinion with respect to the legality of the shares of Common Stock being registered hereby, which opinion is being filed as Exhibit 5 to this registration statement, is being provided by Randy S. Segal, Senior Vice President, General Counsel and Secretary of the Company. Ms. Segal owns 177,159 shares of common stock. Her ownership includes shares issuable upon the exercise of options granted under the Company's Stock Award Plan which options are vested and exercisable, or which may be vested and exercisable within sixty (60) days of the date of this registration statement.

Item 6.  Indemnification of Directors and Officers.

         The Company's Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company may be required to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

         In addition, the Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the corporation and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws.

         At present, there is no pending litigation or proceeding involving an officer or director of the Company as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

Exhibit Number             Description

4.1                 Specimen  of  Common  Stock   Certificate   of  the  Company
                    (incorporated by reference to Exhibit No. 4.1 to the Company's Registration Statement on Form S-1 (File No. 33-70468)).

4.2                 Motient Corporation Stock Award Plan (filed herewith).

4.5 Motient Corporation Employee Stock Purchase Plan (filed herewith).

5                   Opinion of Randy S. Segal,  Senior Vice  President,  General
                    Counsel  and  Secretary,   regarding  the  legality  of  the
                    securities being registered.

23.1                Consent of Randy S. Segal (included in Exhibit 5).

23.2                Consent  of  Arthur   Andersen   LLP,   independent   public
                    accountants.

23.3                Consent   of  KPMG   LLP,   independent   certified   public
                    accountants.

24                  Powers of Attorney (included on the signature pages hereof).

Item 9.           Undertakings.

         The undersigned Registrant hereby undertakes:

                           (1) To file,  during  any  period in which  offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                    (i)  To include any  prospectus  required by
                  Section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the  prospectus any facts
                  or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                    (iii) To include  any  material  information
                  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           provided,  however,  that  paragraphs  (a)(1)(i)  and
                  (a)(1)(ii) do not apply if the registration statement is on Form S-3, or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                  Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the

Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant or expenses incurred or paid by a director, officer or controlling person in successful defense of any action , suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on June 30, 2000.

                               MOTIENT CORPORATION



                               By:/s/Randy S. Segal
                                  -----------------
                                  Randy S. Segal
                                  Senior Vice President, General Counsel
                                      and Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary M. Parsons, Walter V. Purnell, Jr. and Randy S. Segal, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same , with exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all and intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                       Title                              Date


/s/Walter V. Purnell, Jr.       Director, President and          June 30, 2000
-------------------------       Chief Executive Officer
Walter V. Purnell, Jr.          (Principal Executive Officer)


/s/W. Bartlett Snell            Chief Financial Officer          June 30, 2000
--------------------            (Principal Financial and
W. Bartlett Snell               Accounting Officer)


/s/Douglas I. Brandon           Director                         June 30, 2000
---------------------
Douglas I. Brandon


/s/Billy J. Parrott             Director                         June 30, 2000
---------------------
Billy J. Parrott


/s/Gary M. Parsons              Director                         June 30, 2000
---------------------
Gary M. Parsons


/s/Andrew A. Quartner           Director                         June 30, 2000
---------------------
Andrew A. Quartner

                                INDEX TO EXHIBITS

Exhibits            Description of Exhibit

4.1      -          Specimen  of  Common  Stock   Certificate   of  the  Company
                    (incorporated by reference to Exhibit No. 4.1 to the Company's Registration Statement on Form S-1 (File No.
                    33-70468)).

4.2      -          Motient Corporation Stock Award Plan (filed herewith).

4.3      -          Motient  Corporation  Employee  Stock  Purchase  Plan (filed herewith).

5        -          Opinion of Randy S. Segal,  Senior Vice  President,  General
                    Counsel  and  Secretary,   regarding  the  legality  of  the
                    securities being registered.

23.1     -          Consent of Randy S. Segal (included in Exhibit 5).

23.2     -          Consent  of  Arthur   Andersen   LLP,   independent   public
                    accountants.

23.3     -          Consent   of  KPMG   LLP,   independent   certified   public
                    accountants.

24       -          Powers of Attorney (included on the signature pages hereof).

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